Exhibit 99.1

PROGRESS FINANCIAL CORPORATION

4 Sentry Parkway, Suite 200

Blue Bell, Pennsylvania 19422

REVOCABLE PROXY

Special Meeting of Shareholders

                 , 2003

This Proxy is solicited on behalf of the Board of Directors.

The undersigned, as a holder of common stock of Progress Financial Corporation (“Progress”), hereby appoints W. Kirk Wycoff and Eric J. Morgan, and each of them, as proxies of the undersigned, each with the full power to appoint his or its substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of common stock of Progress which the undersigned is entitled to vote at the special meeting of shareholders to be held at             ,             ,             , Pennsylvania, at             :             _.m., Eastern time, on                          , 2003, or any adjournment or postponement thereof.

This Proxy may be revoked at any time before it is exercised.

Shares of Progress common stock will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve the Agreement and Plan of Merger, dated as of August 27,2003, by and among FleetBoston Financial Corporation and Progress Financial Corporation, and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

A shareholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this Proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK

Progress Financial Corporation. 4 Sentry Parkway, Suite 200 Blue Bell, Pennsylvania 19422	I plan to attend the meeting ☐

Vote by Telephone	Vote by Internet

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-____— ____-____	It’s fast, convenient, and your vote is immediately confirmed and posted

Follow these four easy steps:

1.      Read the accompanying Prospectus/Proxy Statement and Proxy Card

2.      Call the toll-free number
1-____-____-____.

3.      Enter your ___ digit Control Number located on your Proxy Card above your name.

4.      Follow the recorded instructions.

Follow these four easy steps:

1.      Read the accompanying Prospectus/Proxy Statement and Proxy Card.

2.      Go to the Website
http://www.____________.com

3.      Enter your __ digit Control Number located on your Proxy Card above your name.

4.      Follow the instructions provided.

Your vote is important! Call 1-__-___-___ to vote anytime prior to 12:00 midnight on _____ _, 2003.	Your vote is important! Go to http://www.__________.com to vote anytime prior to 12:00 midnight on _____ __, 2003.

Do not return your Proxy Card if you are voting by Telephone or Internet

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 27, 2003, by and between FleetBoston Financial Corporation and Progress Financial Corporation, and the merger of Progress with and into FleetBoston contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.

The Board of Directors of Progress Financial Corporation unanimously recommends a vote “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies. Such votes are hereby solicited by the Board of Directors.

Dated:

Signature

(print name)

Important: Please sign your name exactly as it appears on your stock certificate. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.